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                                                                    EXHIBIT 10-P

                              CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT (this "Agreement") is made between TruServ Corporation (the "Company"), and Thomas S. Hanemann ("Executive") as of November 2, 2004 ("Effective Date").

      The parties acknowledge that the Company wishes to engage the Executive as interim Chief Executive Officer and President, and the Executive wishes to be so engaged, on the terms and conditions set forth in this Agreement.

      ACCORDINGLY, on the basis of the representations, warranties, and covenants contained in this Agreement, the parties agree as follows:

                         ARTICLE I - ENGAGEMENT AND TERM

      1.1 Engagement. The Company shall engage the Executive as its interim Chief Executive Officer, and the Executive accepts such engagement, on the terms and conditions set forth in this Agreement. Executive shall commence work as of the Effective Date.

      1.2 Term. The term of Executive's engagement under this Agreement shall commence on the Effective Date and shall continue until termination by either party, for any or no reason, by written notice of such termination to the other party (the "Term").

      1.3 Location of Employment. During the term of this Agreement Executive will maintain his principal office in the Company's Chicago headquarters.

                      ARTICLE II - DUTIES OF THE EXECUTIVE

      2.1 Duties. During the Term, Executive shall perform such services as are commensurate with Executive's position as interim Chief Executive Officer of the Company, as well as such other duties as may from time to time be assigned to Executive by the Board of Directors of the Company. Executive shall faithfully, diligently and competently perform such services and devote Executive's full business time and attention to the affairs of the Company. Executive shall, at all times during the Term, adhere to and obey any and all written internal rules and regulations governing the conduct of, and to the same extent as, the Company's employees, as established or modified from time to time; provided, however, that, in the event of any conflict between the provisions of this Agreement and any such rules or regulations, the provisions of this Agreement shall control.

      2.2 Exclusive Services. During the Term, Executive will not, without the prior written approval of the Board of Directors, engage, directly or indirectly, in any other business activity which interferes with the performance of his duties, services and responsibilities hereunder or interferes with the conduct of Company's business, and will not serve on any boards of directors other than the Company's.

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      2.3 Subpoenas; Cooperation in Defense of the Company. If Executive, during the Term or thereafter, is served with any subpoena or other compulsory judicial or administrative process calling for production of Confidential Information (as described in Article 4 below), or if Executive is otherwise required by law or regulations to disclose Confidential Information, Executive will promptly, before making any such production or disclosure, notify the Company and provide it with such information as the Company may reasonably request to take such action as the Company deems necessary to protect its interests. Executive agrees to cooperate reasonably with the Company, whether during the Term or thereafter, in the prosecution or defense of all threatened claims or actual litigation in which the Company is or may become a party, whether now pending or hereafter brought, in which Executive has knowledge of relevant facts or issues. Executive shall be promptly reimbursed for documented out-of-pocket expenses incurred or paid in connection with the prosecution or defense of any litigation for the Company after the closing of the transaction.

                           ARTICLE III - COMPENSATION

      3.1 Consulting Fee. The Company shall pay to Executive a fee of $14,000 per week.

      3.2 Company Executive Benefits. Executive is serving as an independent consultant and shall not be entitled to participate in or receive benefits under any employee benefit plans, including, but not limited to, paid vacation, severance, Medical, Dental, Life, Long-term and Short-term Disability coverage, 401(k) Plans, SERP, Long-Term Incentive or any other employee benefit plan now available or in the future available to employees generally or senior executives of the Company.

      3.3 Housing. The Company shall provide housing to Executive, at the Company's expense, in the Chicago metropolitan area reasonably convenient to the Company's headquarters, but not in any event to exceed a cost to the Company of $3,500 per month.

      3.4 Reimbursement for Expenses. The Company shall promptly reimburse the Executive for any and all reasonable and documented actual business expenses that the Executive incurs from time to time in the performance of his duties under this Agreement in accordance with the policies and practices that the Company has adopted or adopts hereafter.

      3.5 Travel. The Company shall reimburse Executive for reasonable coach class travel expenses for himself or his wife between Chicago and their residence in Memphis, Tennessee, but not for more than one roundtrip per week.

      3.6 Company Car. The Company will provide to Executive, at Company's expense, with a Company car for his use during the Term. Executive will, however, indemnify and hold the Company harmless from any damages or losses incurred by Company due to Executive's negligent operation of the automobile.

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               ARTICLE IV - CONFIDENTIALITY AND NON-SOLICITATION

      4.1 Return of Property; Confidential Information; Inventions.

            (a) Executive acknowledges that all records, documents, and tangible embodiments containing information relating to the Company prepared by Executive or coming into his possession by virtue of this engagement by the Company are and will remain the property of the Company.

            (b) Through the Term and thereafter, Executive shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, furnish, make available or disclose to any third party or use for the benefit of himself or any third party, any Confidential Information. As used in this Agreement, "Confidential Information" shall mean any information relating to (a) any financial, business, planning, operations, services, potential services, products, potential products, technical information and/or know-how, formulas, production, purchasing, marketing, sales, personnel, member, customer, broker, supplier or other information of the Company; (b) any papers, data, records, processes, methods, techniques, systems, models, samples, devices, equipment, compilations, invoices, customer lists or documents of the Company; (c) any matters relating to the legal affairs of the Company or matters relating to the deliberations, discussions, meetings or activities of the Company's Board of Directors; (d) any confidential information or trade secrets of any third party provided to the Company in confidence or subject to other use or disclosure restrictions or limitations; and (e) any other information, written, oral or electronic, which pertains to the Company's affairs or interests or with whom or how the Company does business; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Executive.

            (c) Executive will make prompt and full disclosure to the Company, will hold in trust for the sole benefit of the Company, and will assign exclusively to the Company all Executive's right, title, and interest in and to any and all inventions, discoveries, designs, developments, improvements, copyrightable material, and trade secrets (collectively herein "Inventions") that Executive, solely or jointly, may conceive, develop, or reduce to practice and disclose to the Company and is used in its business. Executive hereby waives and quitclaims to the Company any and all claims of any nature whatsoever that Executive now or hereafter may have or for infringement of any patent resulting from any patent applications for any Inventions so assigned to the Company.

      Executive's obligation to assign shall not apply to any Invention which Executive can prove that:

      (a)   it was developed entirely on Executive's own time;

      (b) no equipment, supplies, facility, services, or trade secret information of the Company was used in its development; and

      (c)   it does not relate (i) directly to the business of the Company or
            (ii) to the actual or demonstrably anticipated research or development of the Company; and

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      (d)   it does not result from any work performed by Executive for the
            Company.

      4.2 Non-Solicitation; Non-Compete.

            (a) Through the Term and for one year thereafter Executive shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity employ or engage, recruit or solicit for employment or engagement, any person who is or becomes employed or engaged by the Company during the Term or during the three months following the Term, or otherwise seek to influence or alter any such person's relationship with the Company.

            (b) During the Term and for one year thereafter Executive will not, directly or indirectly, become associated with any business, whether as an investor (excluding investments representing less than one percent (1%) of the common stock of a public company), lender, owner, stockholder, officer, director, employee, agent or in any other capacity, in any business activities of any franchise, cooperative, retail or wholesale company with a core business in the hardware industry or any other business conducted by the Company or its affiliates at the Effective Date.

            (c) It is agreed that breach of this Article IV will result in irreparable harm and continuing damages to the Company and its business and that the Company's remedy at law for any such breach or threatened breach, will be inadequate and, accordingly, in addition to such other remedies as may be available to the Company at law or in equity in such event, any court of competent jurisdiction may issue a temporary and permanent injunction, without the necessity of the Company posting bond and without proving special damages or irreparable injury, enjoining and restricting the breach, or threatened breach, of Article IV, including, but not limited to, any injunction restraining the breaching party from disclosing, in whole or part, any Confidential Information. Executive will pay all of the Company's costs and expenses, including reasonable attorneys' and accountant's fees, incurred in enforcing this Article IV.

                           ARTICLE V - MISCELLANEOUS

      5.1 Consultant Obligations. The Company shall not provide workers' compensation, disability insurance, Social Security or unemployment compensation coverage nor any other statutory benefit to the Executive. The Executive shall comply at his expense with all applicable provisions of workers' compensation laws, unemployment compensation laws, Federal Social Security law, Federal, state and local income tax laws and all other applicable Federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors.

      5.2 Income Tax Treatment. Executive and the Company acknowledge that it is the intention of the Company to deduct the fees ("Fees") payable to Executive as an ordinary and necessary business expense for income tax purposes. Executive agrees and represents that, except as otherwise required in writing by the Internal Revenue Service (the "IRS"), (i) it will treat the Fees as ordinary income for income tax purposes, pay all taxes due on the receipt of the Fees including, but not limited to, income taxes and self-employment taxes (the "Executive's Taxes"), and (ii) except as otherwise required by the IRS, if it reports the receipt of the

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Executive's Fees as other than ordinary income and/or fails to pay the
Executive's Taxes, the Executive will indemnify and hold the Company harmless form any and all taxes, penalties, interest, costs and expenses actually incurred, including reasonable attorneys' fees and accounting fees, which are incurred by the Company as the result thereof.

      5.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and upon the Executive and his heirs, executors, administrators and legal representatives. No party to this Agreement may delegate its or his duties hereunder without the prior written consent of the other parties to this Agreement.

      5.4 Headings. Section and subsection headings do not constitute part of this Agreement. They are included solely for convenience and reference, and they in no way define, limit, or describe the scope of this Agreement or the intent of any of its provisions.

      5.5 Entire Agreement. This Agreement contains the entire agreement and understanding between Executive and the Company concerning the matters described herein. It supersedes all prior agreements, discussions, negotiations, understandings and proposals of the parties. The terms of this Agreement cannot be changed except in a subsequent writing signed by both parties. This Agreement does not modify any agreements between the Company and Executive regarding Executive's service as a Director of the Company.

      5.6 Severability. The provisions of this Agreement shall be severable and the invalidity of any provision shall not affect the validity of the other provisions. In the event any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the Parties shall negotiate in good faith to substitute a legal, enforceable, or valid provision that, as nearly as possible, provides the benefit of the illegal, unenforceable, or void provision. If any court refuses to enforce any part of this Agreement as written, the court shall modify that part to the minimum extent necessary to make it enforceable under applicable law, and shall enforce it as so sequent document signed by all parties to this Agreement.

      5.7 Joint Participation. The parties hereto participated jointly in the negotiation and preparation of this Agreement, and each party has had the opportunity to obtain the advice of legal counsel and to review and comment upon the Agreement. Accordingly, it is agreed that no rule of construction shall apply against any party or in favor of any party. This Agreement shall be construed as if the parties jointly prepared this Agreement, and any uncertainty or ambiguity shall not be interpreted against one party and in favor of the other.

      5.8 Governing Law. This Agreement shall be governed by and interpreted in accordance with Illinois law, without regard to its conflict of law principles. Furthermore Executive agrees and consents to submit to personal jurisdiction in the State of Illinois in any state or federal court of competent subject matter jurisdiction situated in Cook County, Illinois. Executive further agrees that the sole and exclusive venue for any suit arising out of, or seeking to enforce, the terms of this Agreement shall be in a state or federal court of competent subject matter jurisdiction situated in Cook County, Illinois. In addition, Executive waives any right to challenge in another court any judgment entered by such Cook County court or to assert that any action instituted by the Company in any such court is in the improper venue or should be transferred to a more convenient forum.

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      5.9 Notice. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when receipt is electronically confirmed, if sent by fax (provided that a hard copy shall be promptly sent by first class mail), or (iii) one (1) business day following deposit with a recognized national overnight courier service for next day delivery, charges prepaid, and, in each case, addressed to the intended recipient, as set forth below:

            To the Company:    TruServ Corporation
                               8600 West Bryn Mawr Avenue
                               Chicago, Illinois  60631-3505
                               Attention: Cathy Anderson, General Counsel

            To the Executive:  Thomas S. Hanemann
                               2007 Cowden Avenue
                               Memphis, Tennessee  38104

      IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement on this _____ day of November, 2004, to be effective and binding as of the Effective Date.

TruServ Corporation

By: /s/Amy Mysel                                  /s/Thomas S. Hanemann
    ----------------------------            ------------------------------------
                                            Thomas S. Hanemann

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